EXHIBIT 5.1




                            September 27, 2001


ProLogis Trust
14100 East 35th Place
Aurora, Colorado  80011

         Re:    Registration Statement on Form S-8 Employee Share Purchase Plan

Ladies and Gentlemen:

         We have acted as counsel to ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), in connection with the proceedings (the "Proceedings") taken and to be taken relating to the registration by ProLogis of an aggregate of 5,000,000 common shares of beneficial interest, $.01 par value per share (the "Shares"), with the Securities and Exchange Commission (the "SEC") in connection with ProLogis's Employee Share Purchase Plan (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the Shares.

         As counsel to ProLogis, we have examined originals or copies certified to our satisfaction of ProLogis's Amended and Restated Declaration of Trust and Bylaws, resolution of the Board of Trustees and such other ProLogis records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ProLogis. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

         Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Proceedings, the Shares will have been validly issued and delivered in accordance with the Proceedings and the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Mayer, Brown & Platt

                                                     MAYER, BROWN & PLATT